F 051230000810

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us

(This form must be printed or typed in black ink)

APPLICATION FOR AUTHORITY OF

Atlantic First Holdings, Inc.
(Insert corporate name)

Under Section 1304 of the Business Corporation Law

FIRST: The name of the corporation is: Atlantic First Holdings, Inc.

If the name does not contain a required word or abbreviation indicating corporate character, the corporation agrees to add the word or abbreviation ____________ to the end of its name for use in this state. (See instructions prior to completing.)

(Do not complete this section unless the corporation's true name is not available pursuant to §301 or §302 of the Business Corporation Law. Please see instructions.) The fictitious name under which the corporation will do business in New York is: ____________

SECOND: The jurisdiction in which the corporation was organized is: New Jersey. The date of its incorporation is: 11-18-2005.

THIRD: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

FOURTH: The county within this state in which the office of the corporation is to be located is: Monroe. (A county in New York State must be stated. Please note that the corporation is not required to have an actual physical office in this state.)

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FIFTH: The secretary of state is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the secretary of state shall mail a copy of any process accepted on behalf of the corporation is:

Corporation Service Company
80 State Street
Albany, New York 12207-2543

SIXTH: (*optional*): The name and street address within this state of the registered agent upon whom process against the corporation may be served is:

Corporation Service Company
80 State Street
Albany, New York 12207-2543

SEVENTH: ***(Check the statement that applies.)***

x The foreign corporation has not since its incorporation or since the date its authority to do business in New York was last surrendered, engaged in any activity in this state.

____ The consent of the State Tax Commission, consenting to the filing of this application, is attached.

X [signature]
(*Signature*)

Randolph S. Hudson, President
(*Type or print name and title of signer*)

F 051230000 810

APPLICATION FOR AUTHORITY
OF

Atlantic First Holdings, Inc.
(Insert corporate name)

Under Section 1304 of the Business Corporation Law

LCC

Filed by: Randolph S. Hudson
(Name)

P.O. Box 202
(Mailing address)

Wyoming, NY 14591-0202
(City, State and Zip code)

CUST. REF.# 784640MT3

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED DEC 30 2005
TAX $ 0
BY: LB

Note: This form was prepared by the New York State Department of State for filing an application for authority for a business corporation. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The application must be submitted with a $225 filing fee. Checks should be made payable to the Department of State.

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2005 DEC 30 PM 4:47 RECEIVED
2005 DEC 30 PM 2:01 FILED

051230000 898

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